SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-A/A

                           AMENDING FORM 8-A FILED ON
                                  JULY 18, 2000




                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Miravant Medical Technologies
             (Exact name of Registrant as specified in its charter)

         Delaware                                       77-0222872
(State of incorporation or organization)              (IRS Employer I.D. No.)

                    336 Bollay Drive, Santa Barbara, CA 93117
                    (Address of principal executive offices)

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file number to which this form relates (if applicable): Not applicable.

Securities to be registered pursuant to Section 12(b) of the Act:


                                      None


                                (Title of Class)


    Securities to be registered pursuant to Section 12(g) of the Act: NASDAQ


                         Preferred Stock Purchase Rights

This Form 8-A/A amends and supplements the Form 8-A filed by Miravant Medical Technologies (the "Company") on July 18, 2000 (the "Form 8-A"). Capitalized terms used without definition herein shall have the meaning set forth in the Form 8-A.



Item 1.           Description of Registrant's Securities to be Registered

         Item 1 of the Form 8-A is amended and supplemented by adding the following:

     On April 24, 2001, the Board of Directors of the Company authorized an amendment to the Preferred Stock Rights Agreement, dated as of July 13, 2000 (the "Rights Agreement"), between the Company and U.S. Stock Transfer Corporation, as Rights Agent. The amendment revised the definition of "Acquiring Person" in the Rights Agreement as it relates to Pharmacia Corporation.

         The amendment is attached as Exhibit 4.2 hereto and incorporated herein by reference.


Item 2.           Exhibits

                    4.1 Preferred Stock Rights Agreement, dated as of July 13, 2000, between Miravant Medical Technologies and U.S. Stock Transfer Corporation including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively. (incorporated by reference to Exhibit 4.1 to the Company's Report on Form 8-A, filed July 18, 2000)

                    4.2 Amendment to the Rights Agreement, dated as of April 24, 2001, between Miravant Medical Technologies and U.S. Stock Transfer Corporation, as Rights Agent (also incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed May 24,
                         2001)






                                 SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                          Miravant Medical Technologies


 Dated: May 24, 2001                              By:   /s/ John M. Philpott
                                                         --------------------
                                                            John M. Philpott
                                                        Chief Financial Officer